LETTER OF TRANSMITTAL

To Tender Series A Auction Preferred Shares,

Par Value $0.0001 per Share

of

THE DENALI FUND INC.

Pursuant to the Offer to Purchase
Dated May 18, 2010

THIS LETTER OF TRANSMITTAL MUST BE
DELIVERED TO AND RECEIVED BY THE DEPOSITARY
BY WEDNESDAY, JUNE 16, 2010.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT 5:00 P.M. EASTERN TIME, ON WEDNESDAY, JUNE 16, 2010,
UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

THE COLBENT CORPORATION
For The Denali Fund Inc. Tender Offer
Attn: Corporate Actions
161 Bay State Road
Braintree, MA  02184
(781) 930-4900

The Information Agent for the Offer is:
[Missing Graphic Reference]
MORROW
MORROW & CO., LLC
470 West Avenue
Stamford, CT 06902
(203) 658-9400

Banks and Brokerage Firms, Please Call: (203) 658-9400
Preferred Stockholders Call Toll Free: (800) 662-5200
E-mail: denali@morrowco.com

Complete This Letter Of Transmittal And Return To the Depository at the information shown just above.

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery.

The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

This Letter of Transmittal is to be used if delivery of Preferred Shares (as defined below) is to be made by book-entry transfer to the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in Section 4 of the Offer to Purchase, unless an Agent's Message (as defined in Section 4 of the Offer to Purchase) is utilized.

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Description of Preferred Shares Tendered
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Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Number of Preferred Shares Tendered* (Attach additional list if necessary)

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* Unless otherwise indicated, it will be assumed that all Preferred Shares held in the name(s) of the registered holder(s) will be tendered.
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If you wish to tender all or any part of your outstanding auction preferred shares, par value $0.0001 per share, with a liquidation preference of $25,000 per share ("Preferred Shares"), for an amount per share, net to you in cash, equal to 75% of the liquidation preference of $25,000 per share (or $18,750 per share) plus any unpaid accrued dividends, you should either:

•
complete and sign this Letter of Transmittal (or a facsimile hereof) in accordance with the instructions hereto and either deliver it with any required signature guarantee and any other required documents to The Colbent Corporation (the "Depositary") or tender your Preferred Shares pursuant to the procedure for book-entry tender set forth in Section 4 of the Offer to Purchase; or

•
request a broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Preferred Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee you should contact such person if you desire to tender your Preferred Shares.

If you desire to tender Preferred Shares and you cannot comply with the procedure for book-entry transfer or your other required documents cannot be delivered to the Depositary, in any case, by the expiration of the Offer, you must tender such Preferred Shares pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

Questions and requests for assistance or for additional copies of this Letter of Transmittal, the Offer to Purchase or the Notice of Guaranteed Delivery may be directed to Fund Administrative Services, LLC (the “Information Agent”) its address and telephone number set forth on the first page of this Letter of Transmittal.

Method of Tender

Note: Signatures Must be Provided Below.

Please Read Accompanying Instructions Carefully.

[  ] Check here if Tendered Preferred Shares are being delivered by Book-Entry Transfer to the Depositary's Account at the Book-Entry Transfer Facility and complete the following:

Name of Tendering Institution

Account Number

Transaction Code Number

[  ] Check here if Tendered Preferred Shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

Name(s) of Tendering Shareholder(s)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

If delivery is by book-entry transfer:

Name of Tendering Institution

Account Number

Transaction Code Number

Ladies and Gentlemen:

The undersigned hereby tenders to The Denali Fund Inc., a closed-end, non-diversified, investment management  Company organized as a corporation under the laws of the State of Maryland (the “Fund”), the outstanding Series A auction preferred shares in the Fund or portion thereof (the “Preferred Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated May 18, 2010 (the “Offer”), receipt of which is hereby acknowledged in this Letter of Transmittal.

THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby tenders to the Fund the above-described outstanding Series A auction preferred shares, par value $0.0001 per share, with a liquidation preference of $25,000 per share ("Preferred Shares"), pursuant to the Fund's offer to purchase for cash up to 400 of the Fund’s outstanding Preferred Shares, upon the terms and subject to the conditions set forth in the Fund's Offer to Purchase dated May 18, 2010, receipt of which is hereby acknowledged, and this Letter of Transmittal (which together constitute the "Offer"). The Per Share Purchase Amount is $18,750 per share, which is equal to 75% of the liquidation preference of $25,000 per share plus any unpaid accrued dividends through Wednesday, June 16, 2010 (the "Expiration Date").

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Preferred Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all the Preferred Shares that are being tendered hereby and irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Preferred Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(i)
transfer ownership of such Preferred Shares on the account books maintained by the Book-Entry Transfer Facility with all accompanying evidences of transfer and authenticity, to or upon the order of the Fund;

(ii)	present such Preferred Shares for transfer on the Fund's books; and

(iii)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Preferred Shares, subject to the next paragraph, all in accordance with the terms of the Offer.

The undersigned hereby covenants, represents and warrants to the Fund that:

(i)
the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Shares tendered hereby including any and all dividends, distributions, other shares or other securities or rights declared or issuable in respect of such Preferred Shares after the Expiration Date, and that when and to the extent the same are accepted for payment by the Fund, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the Preferred Shares and not subject to any adverse claims;

(ii)
the undersigned understands that tenders of Preferred Shares pursuant to any of the procedures described in Section 4 of the Offer and in the instructions to this Letter of Transmittal will constitute the undersigned's acceptance of the terms and conditions of the Offer, including the undersigned's representation and warranty that (a) the undersigned has a "net long position," within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), in the Preferred Shares or equivalent securities at least equal to the Preferred Shares being tendered, and (b) the tender of Preferred Shares complies with Rule 14e-4;

(iii)
the undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the Preferred Shares tendered hereby; and

(iv)	the undersigned has read, understands and agrees to all the terms of the Offer.

All authority herein conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

The purchase price of the Preferred Shares will be as set forth in the Offer. All Preferred Shares validly tendered on or before the expiration date and not properly withdrawn will be purchased, subject to the conditions of the Offer. If any tendered Preferred Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, such Preferred Shares will be returned without expense to the Preferred Stockholder in accordance with Section 3 of the Offer.

The undersigned understands that tenders of Preferred Shares pursuant to any one of the procedures described in Section 4 of the Offer and in the instructions hereto will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will the Fund pay interest on the consideration paid for the Preferred Shares tendered including, without limitation, by reason of any delay in making payment.

The undersigned recognizes that under the circumstances set forth in the Offer, the Fund may terminate, extend, or amend the Offer; may postpone the acceptance for payment of, or the payment for, Preferred Shares tendered; or may accept for payment fewer than all of the Preferred Shares tendered.

Unless otherwise indicated under "Special Payment Instructions," please issue the check for the consideration for any Preferred Shares purchased, and credit to the account at the Book-Entry Transfer Facility any Preferred Shares not tendered or not purchased. Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the consideration for the Preferred Shares purchased and issue a confirmation for any Preferred Shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). If both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the check for the consideration for any Preferred Shares purchased and return any Preferred Shares not tendered or not purchased in the name(s) of, and mail said check to, the person(s) so indicated. The undersigned recognizes that the Fund has no obligation, pursuant to the "Special Payment Instructions," to transfer any Preferred Shares from the name of the registered holder(s) thereof if the Fund does not accept for payment any of the Preferred Shares so tendered.

---------------------------------	-----------------------------------
Special Payment Instructions	Special Delivery Instructions
(See Instructions 6 and 7)	(See Instructions 6 and 7)

To be completed ONLY if the check for the purchase price of Preferred Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be issued to the order of, someone other than the person or persons whose signature(s) appears within this Letter of Transmittal.

To be completed ONLY if the check for the purchase price of Preferred Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be mailed to an address different from that shown in the box titled "Description of Preferred Shares Tendered" within this Letter of Transmittal.

Mail: [ ] check	Mail: [ ] check
Advice to:	Advice to:
Name: ______________________________ (Please Print)	Name: ______________________________ (Please Print)
Address: ___________________________ ____________________________________	Address: ___________________________ ____________________________________
Zip Code _______________________	Zip Code _______________________
(Social Security or Taxpayer Identification No.) ____________________________	(Social Security or Taxpayer Identification No.) ____________________________

Sign Here

(Please complete and return the Substitute Form W-9 below)

(Signature(s) of Owners)

Dated:

Printed Name(s)

Capacity (full title)

Address
                (Include Zip Code)
Area Code and Telephone Number

(Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4).

Guarantee Of Signature(s)

(See Instructions 1 and 4)

Authorized Signature:

Name:

Title:
                        (Please Type or Print)

Name of Firm:

Address:
                          (Include Zip Code)

Area Code and Telephone No.:

Dated:

---------------------------- -------------------------------------------------- ----------------------------------------------
Substitute Form W-9      Part I-- Taxpayer Identification           Social Security Number
Department of the           No.--For All Accounts.                                          OR
Treasury Internal                                                                    Employee Identification Number
Revenue Service
                                                                                          __________________________
Payer's Request for
Taxpayer
Identification No.
                             --------------------------------------------------------------- ----------------------------------------
                             Enter your taxpayer identification number in the
                             appropriate box.  For most individuals and sole                 Part II
                             proprietors, this is your Social Security
                             Number.  For other entities, it is your Employer        For Payees Exempt From
                             Identification Number.  If you do not have a          Backup Payer's Request for
                             number, see "How to Obtain a TIN" in the               Withholding (see enclosed
                             enclosed Guidelines.  Note:  If the account is                       Guidelines)
                             in more than one name, see the chart on page 2
                             of the enclosed Guidelines to determine what
                             number to enter.
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Certification -- Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification
       Number (or I am waiting for a number to be issued to me) and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within (60) days, 28% of all reportable payments made to me thereafter will be withheld until I provide a number;

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal
       Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding;

(3)    I am a U.S. Person (or resident alien); and

(4)    Any information provided on this form is true, correct and complete.

(Please cross out certification two if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.)
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Signature: ____________________________________________________________________

Dated ________________________
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NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN IRS PENALTIES AND BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON  SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.
Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an "Eligible Institution"). Signatures on this Letter of Transmittal need not be guaranteed if (i)(a) this Letter of Transmittal is signed by the registered holder(s) of the Preferred Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Preferred Shares) tendered herewith exactly as the name of such holder(s) appears on the appropriate account maintained by such participant within the Book-Entry Transfer Facility, (b) payment and delivery are to be made directly to such holder(s) and (c) such holder(s) have not completed the instruction entitled "Special Payment Instructions" on this Letter of Transmittal or (ii) such Preferred Shares are tendered for the account of an Eligible Institution. See Instruction 4.

2.
Delivery of Letter of Transmittal and Preferred Shares. This Letter of Transmittal is to be used if, unless an Agent's Message (as defined in the Offer) is utilized, delivery of Preferred Shares is to be made by book-entry transfer pursuant to the procedures set forth in Section 4 of the Offer. A confirmation of a book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility of all Preferred Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or in the case of a book-entry transfer, an Agent's Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date (as defined in the Offer to Purchase). Preferred Stockholders who cannot deliver all other documents to the Depositary by the Expiration Date must tender their Preferred Shares pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Fund must be received by the Depositary by the Expiration Date and (iii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee or an Agent's Message and any other documents required by the Letter of Transmittal and, for Preferred Shares held in street name, confirmation of a book-entry transfer of such Preferred Shares into the Depositary's account at the Book-Entry Transfer Facility, are received by the Depositary within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, all as provided in Section 4 of the Offer to Purchase.

The method of delivery of all documents, this Letter of Transmittal and any other required documents, is at the option and risk of the tendering Preferred Stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no fractional Preferred Shares will be purchased. By executing this Letter of Transmittal, the tendering Preferred Stockholder waives any right to receive any notice of the acceptance for payment of the Preferred Shares.

If the space provided in the box captioned "Description of Preferred Shares Tendered" above is inadequate, the number of Preferred Shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

3.
Partial Tenders. If any tendered Preferred Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or if any tendered Preferred Shares are not accepted because of an invalid tender, or if any tendered Preferred Shares are properly withdrawn, Preferred Shares delivered in accordance with the procedure for book-entry transfer (as described in Section 4 of the Offer to Purchase) will be credited to the appropriate account maintained within the book-entry transfer facility.

4.
Signatures on Letter of Transmittal; Share Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Preferred Shares tendered hereby, the signature(s) must correspond with the name(s) as it appears on the appropriate account maintained within the book-entry transfer facility.

If any of the Preferred Shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

If any of the Preferred Shares tendered hereby are registered in different names on different accounts maintained within the book-entry transfer facility, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different accounts.

If this Letter of Transmittal is signed by the registered holder(s) of the Preferred Shares tendered hereby, no separate share powers are required unless payment of the purchase price is to be made, or Preferred Shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such share powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Preferred Shares tendered hereby, the Letter of Transmittal must be accompanied by appropriate share powers, signed exactly as the name(s) of the registered holder(s) appear(s) on the appropriate account maintained by a participant within the Book-Entry Transfer Facility.

Signature(s) on any such share powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any share power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Fund of the authority of such person so to act must be submitted.

5.
Share Transfer Taxes. The Fund will pay any share transfer taxes with respect to the sale and transfer of any Preferred Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or Preferred Shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Preferred Shares to the Fund pursuant to the Offer, then the amount of any share transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

6.
Special Payment and Delivery Instructions. If the check for the purchase price of any Preferred Shares purchased is to be issued, or any Preferred Shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal should be completed. Preferred Stockholders tendering Preferred Shares by book-entry transfer may request that Preferred Shares not purchased be credited to such account at the Book-Entry Transfer Facility as such Preferred Stockholder may designate under "Special Payment Instructions." If no such instructions are given, any such Preferred Shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facilities designated above.

7.
Substitute Form W-9. Under the federal income tax laws, the Depositary will be required to withhold 28% of the amount of any payments made to certain Preferred Stockholders pursuant to the Offer. In order to avoid such backup withholding, each tendering Preferred Stockholder, and, if applicable, each other payee, must provide the Depositary with such Preferred Stockholder's or payee's correct taxpayer identification number and certify that such Preferred Stockholder or payee is not subject to such backup withholding by completing the Substitute Form W-9 set forth above. In general, if a Preferred Stockholder or payee is an individual, the taxpayer identification number is the Social Security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the Preferred Stockholder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service. Certain Preferred Stockholders or payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such Preferred Stockholder or payee must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Depositary.

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Preferred Shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Failure to complete the Substitute Form W-9 will not, by itself, cause Preferred Shares to be deemed invalidly tendered, but may require the Depositary to withhold 28% of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service. Note: Failure to complete and return the Substitute Form W-9 may result in IRS penalties and backup withholding of 28% of any payments made to you pursuant to the Offer. Please review the enclosed guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details.

8.
Waiver of Conditions. Subject to the Offer, the conditions of the Offer may be waived, in whole or in part, by the Fund, at any time and from time to time, in the case of any Preferred Shares tendered.

9.
Irregularities. The Fund will determine, in its sole discretion, all questions as to the number of Preferred Shares to be accepted, and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of Preferred Shares. The Fund's determination will be final and binding on all parties. The Fund reserves the absolute right to reject any or all tenders it determines not to be in proper form or the acceptance of or payment for which it determines may be unlawful. The Fund also reserves the absolute right to waive any defect or irregularity in the tender of any particular Preferred Shares or any particular shareholder. No tender of Preferred Shares will be deemed to be properly made until all defects or irregularities have been cured by the tendering Preferred Stockholder or waived by the Fund. None of the Fund, the Depositary, the Information Agent, or any other person will be under any duty to give notice of any defects or irregularities in any tender, or incur any liability for failure to give any such notice. The Fund's interpretation of the terms of and conditions to the Offer, including this Letter of Transmittal and the instructions thereto, will be final and binding. By tendering Preferred Shares to the Fund, you agree to accept all decisions the Fund makes concerning these matters and waive any right you might otherwise have to challenge those decisions.

Any questions and requests for assistance may be directed to the Information Agent at its addresses and telephone number set forth on the first page of this Letter of Transmittal. Additional copies of the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent at its addresses and telephone number set forth on the first page of this Letter of Transmittal. Shareholders may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

PLEASE FAX OR MAIL (VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED) TO:

BY FIRST CLASS MAIL ONLY:

The Colbent Corporation for
The Denali Fund Inc. Tender Offer
Att: Corporate Actions
PO Box 859208
Braintree, MA 02185-9208

BY OVERNIGHT DELIVERY:

The Colbent Corporation for
The Denali Fund Inc. Tender Offer
Att: Corporate Actions
161 Bay State Road
Braintree, MA 02184

Guarantee of Delivery Fax # 1-781-930-4939
Guarantee of Delivery Confirmation # 1-781-930-4900